EXHIBIT 99.3

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

ConAgra Foods Chicken Business

We have audited the accompanying combined balance sheets of the ConAgra Foods Chicken Business (a division of ConAgra Foods, Inc.) (the “company”), as of May 25, 2003 and May 26, 2002, and the related combined statements of earnings, of stockholder’s net investment and advances and of cash flows for each of the three years in the period ended May 25, 2003. The combined financial statements include the accounts of the companies discussed in Note 1, which are under common ownership and management. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of the ConAgra Foods Chicken Business as of May 25, 2003 and May 26, 2002, and the combined results of its operations and of its combined cash flows for each of the three years in the period ended May 25, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, in 2003 the company changed its method of accounting for goodwill and other intangible assets and in 2002 the company changed its method of accounting for derivative instruments and other hedging activities.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Omaha, Nebraska
August 1, 2003

CONAGRA FOODS CHICKEN BUSINESS
(A Division of ConAgra Foods, Inc.)

COMBINED BALANCE SHEETS

(Dollars in Thousands)

	May 25, 2003	May 26, 2002
ASSETS
Current assets:
Cash and cash equivalents	$6,324	$—
Receivables, less allowance for doubtful accounts of $2,443 and $3,063	105,595	117,208
Inventories	209,639	225,222
Other current assets	7,932	7,229
Total current assets	329,490	349,659
Property, plant and equipment:
Land and land improvements	34,284	33,969
Buildings, machinery and equipment	741,397	712,974
Furniture, fixtures, office equipment and other	40,370	39,262
Construction in progress	11,437	10,574
	827,488	796,779
Less accumulated depreciation	(407,654)	(353,109)
Property, plant and equipment, net	419,834	443,670
Goodwill	36,344	36,344
Deferred income taxes	—	1,497
Other assets	1,021	1,905
	$786,689	$833,075
LIABILITIES AND STOCKHOLDER’S NET INVESTMENT AND ADVANCES
Current liabilities:
Current installments of long-term debt	$400	$833
Accounts payable	62,208	61,018
Deferred income taxes	13,882	6,007
Other accrued liabilities	71,213	80,076
Total current liabilities	147,703	147,934
Long-term debt, excluding current installments	16,635	17,091
Deferred income taxes	11,239	—
Other noncurrent liabilities	780	835
Commitments and contingencies
Stockholder’s net investment and advances	610,332	667,215
	$786,689	$833,075

The accompanying notes are an integral part of the combined financial statements.

CONAGRA FOODS CHICKEN BUSINESS
(A Division of ConAgra Foods, Inc.)

COMBINED STATEMENTS OF EARNINGS

(Dollars in Thousands)

	Fiscal years ended
	May 25, 2003	May 26, 2002	May 27, 2001
Net sales	$2,341,653	$2,434,723	$2,341,004
Costs and expenses:
Cost of goods sold	2,258,043	2,267,351	2,263,717
Selling, general and administrative expenses	73,034	79,354	72,603
Corporate allocations: Selling, general and administrative	19,331	18,984	20,576
Corporate allocations: Finance charges	26,034	22,670	31,819
	2,376,442	2,388,359	2,388,715
Income (loss) before income taxes	(34,789)	46,364	(47,711)
Income tax expense (benefit)	(12,943)	17,628	(17,514)
Net income (loss)	$(21,846)	$28,736	$(30,197)

The accompanying notes are an integral part of the combined financial statements.

CONAGRA FOODS CHICKEN BUSINESS
(A Division of ConAgra Foods, Inc.)

COMBINED STATEMENTS OF STOCKHOLDER’S NET INVESTMENT AND ADVANCES

(Dollars in Thousands)

	Net Investment and Advances/ (Distributions)	Accumulated Other Comprehensive Income/ (Loss)	Stockholder’s Net Investment and Advances
Balance at May 28, 2000	$731,087	$—	$731,087
Net loss	(30,197)	—	(30,197)
Net investment and advances	33,565	—	33,565
Balance at May 27, 2001	734,455	—	734,455
Comprehensive income (loss):
Net income	28,736	—	28,736
Cumulative effect of change in accounting, net of tax	—	(6,737)	(6,737)
Derivative adjustment, net of tax	—	6,422	6,422
Total comprehensive income			28,421
Net investment and advances (distributions)	(95,661)	—	(95,661)
Balance at May 26, 2002	667,530	(315)	667,215
Comprehensive income (loss):
Net loss	(21,846)	—	(21,846)
Derivative adjustment, net of tax	—	1,952	1,952
Total comprehensive loss			(19,894)
Net investment and advances (distributions)	(36,989)	—	(36,989)
Balance at May 25, 2003	$608,695	$1,637	$610,332

The accompanying notes are an integral part of the combined financial statements.

CONAGRA FOODS CHICKEN BUSINESS
(A Division of ConAgra Foods, Inc.)

COMBINED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	Fiscal years ended
	May 25, 2003	May 22, 2002	May 27, 2001
Cash flows from operating activities:
Net income (loss)	$(21,846)	$28,736	$(30,197)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	60,651	58,926	58,355
Amortization	—	963	1,246
Deferred income taxes	19,436	18,757	12,473
Noncash pension benefits	(55)	82	753
Change in assets and liabilities:
Receivables	11,613	3,086	(17,247)
Inventories	15,583	23,802	(29,448)
Other assets	2,133	(2,625)	3,655
Accounts payable and accrued liabilities	(6,498)	12,764	9,090
Net cash flows from operating activities	81,017	144,491	8,680
Cash flows from investing activities:
Additions to property, plant and equipment	(36,298)	(54,818)	(48,603)
Notes receivable and other items	(517)	2,493	3,359
Net cash flows from investing activities	(36,815)	(52,325)	(45,244)
Cash flows from financing activities:
Payment of long-term debt	(889)	(688)	(680)
Stockholder’s net investment and advances/(distributions)	(36,989)	(95,661)	33,565
Net cash flows from financing activities	(37,878)	(96,349)	32,885
Net change in cash and cash equivalents	6,324	(4,183)	(3,679)
Cash and cash equivalents at beginning of year	—	4,183	7,862
Cash and cash equivalents at end of year	$6,324	$—	$4,183

The accompanying notes are an integral part of the combined financial statements.

CONAGRA FOODS CHICKEN BUSINESS
(A Division of ConAgra Foods, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS

1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business—ConAgra Foods Chicken Business (the “company”) (a division of ConAgra Foods, Inc.) (“ConAgra Foods”) is involved in the processing, packaging and delivery of chicken products to grocery, foodservice, institutional, and special market customers. The company operates in one reportable business segment.

Fiscal Year—The company’s fiscal year ends on the last Sunday in May. The fiscal years for the financial statements presented consist of 52-week periods for fiscal years 2003, 2002 and 2001.

Basis of Presentation—The combined financial statements of ConAgra Foods Chicken Business include the following chicken companies which have historically been operated as an integrated business: ConAgra Poultry Company, ConAgra Poultry Company of Kentucky, Inc., To-Ricos Inc., Lovette Company, Inc. and Hester Industries, Inc. The above businesses and assets are each directly or indirectly wholly-owned by ConAgra Foods. All significant intercompany investments, accounts and transactions have been eliminated.

Inventories—Inventory consists principally of livestock (breeders, broilers, pullets, and hatching eggs), feed ingredients and finished chicken products. Live chicken inventories are stated at the lower of cost or market and breeder hens at the lower of cost, less accumulated amortization, or market. The costs associated with breeder hens are accumulated up to the production stage and amortized over the productive lives using the unit-of-production method. Fresh finished chicken products are valued at net realizable value, which approximates lower of cost or market, and frozen chicken finished products are valued at lower of cost or market. All other inventory is valued on the basis of the lower of cost, determined using the first-in, first-out method, or market. Lower of cost or market analysis is determined based on the aggregate cost versus market of the product. Inventories are presented net of allowance for obsolescence.

Long Lived Assets and Intangible Assets—Property, plant and equipment are carried at cost. Depreciation has been calculated using primarily the straight-line method over the estimated useful lives of the respective classes of assets as follows:

Land improvements	1-40 years
Buildings	15-40 years
Machinery and equipment	3-20 years
Furniture, fixtures, office equipment and other	5-15 years

The company reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Recoverability of an asset “held-for-use” is determined by comparing the carrying amount of the asset to the undiscounted net cash flows expected to be generated from the use of the asset. If the carrying amount is greater than the undiscounted net cash flows expected to be generated by the asset, the asset’s carrying amount is reduced to its fair market value. An asset “held-for-sale” is reported at the lower of the carrying amount or fair market value, less cost to sell.

Income Taxes—The company is included in the consolidated tax returns of ConAgra Foods. The company’s provision for income taxes is computed on a separate legal entity basis. The company recognizes deferred tax assets and liabilities based on the differences between the financial statement and tax bases of assets and liabilities at each balance sheet date using enacted tax rates expected to be in effect in the year the differences are expected to reverse.

Derivative Instruments—The company uses derivatives (e.g., futures and options) for the purpose of hedging exposure to changes in commodity prices. The fair value of each derivative is recognized in the balance sheet within current assets or current liabilities. Changes in the fair value of derivatives are recognized immediately in the income statement for derivatives that do not qualify for hedging accounting.

For derivatives designated as a hedge and used to hedge an existing asset or liability (e.g., inventory), both the derivative and hedged item are recognized at fair value within the balance sheet with the changes in both of these fair values being recognized immediately in the income statement. For derivatives designated as a hedge and used to hedge an anticipated transaction (e.g., future purchase of inventory), changes in the fair value of the derivatives are deferred in the balance sheet within accumulated other comprehensive income to the extent the hedge is effective in mitigating the exposure to the related anticipated transaction. Any ineffectiveness associated with the hedge is recognized immediately in the income statement. Amounts deferred within accumulated other comprehensive income are recognized in the income statement in the same period during which the hedged transaction affects earnings (e.g., when hedged inventory is sold).

Fair Values of Financial Instruments—Unless otherwise specified, the company believes the carrying amount of financial instruments approximates their fair value.

Revenue Recognition—Revenue is recognized when title and risk of loss are transferred to customers upon delivery based on terms of sale. Revenue is recognized as the net amount to be received after deducting estimated amounts for discounts, trade allowances and product returns. No single customer accounted for more than 10% of net sales in 2003, 2002 and 2001.

Export Sales—In 2003, 2002 and 2001, net export sales were $97.9 million, $111.8 million and $78.1 million, respectively.

Stock-Based Compensation—The company accounts for its employee stock option plans in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, no stock-based compensation expense is reflected in net income, as options granted under these plans have an exercise price equal to the market value of the underlying common stock on the date of grant.

In December 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure which became effective for fiscal years ending after December 15, 2002. SFAS No. 148 requires certain pro forma information regarding net income and earnings per share assuming the company recognized expense for its employee stock options using the fair value method. The fair value of options was estimated at the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions for 2003, 2002 and 2001, respectively: risk-free interest rate of 4.30%, 4.52% and 5.17%; a dividend yield of 3.9%, 3.9% and 2.4%; expected volatility of 30.0%, 29.0% and 29.0%; and an expected option life of six years. The weighted average fair value of options granted in fiscal 2003, 2002 and 2001 was $5.88, $5.08 and $5.75, respectively. Pro forma net income (loss) is as follows:

	2003	2002	2001
Net income (loss), as reported	$(21,846)	$28,736	$(30,197)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(677)	(646)	(592)
Pro forma net income (loss)	$(22,523)	$28,090	$(30,789)

Comprehensive Income—Comprehensive income consists of net income and derivative adjustments. The following details the income tax expense (benefit) on components of other comprehensive income (loss):

	2003	2002	2001
Cumulative effect of change in accounting	$—	$(4,126)	$—
Net derivative adjustments	1,175	3,933	—

Accounting Changes—In June 2001, the FASB approved the issuance of SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. These standards, issued in July 2001, establish accounting and reporting requirements for business combinations. SFAS No. 141 requires all business combinations entered into subsequent to June 30, 2001, to be accounted for using the purchase method of accounting. SFAS No. 142 provides that goodwill and other intangible assets with indefinite lives will not be amortized, but will be tested for impairment on an annual basis. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. The company adopted SFAS No. 142 at the beginning of fiscal 2003.

As of the beginning of fiscal year 2002, the company adopted SFAS No. 133, Accounting for Derivative Financial Instruments and Hedging Activities, and its related amendment, SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities (“SFAS No. 133”). The adoption of SFAS No. 133 resulted in a cumulative effect of an accounting change that decreased accumulated other comprehensive income by $6.7 million, net of tax of $4.1 million.

Recently Issued Accounting Pronouncements—In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement requires the company to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and is effective for fiscal years beginning after June 15, 2002. The company has not yet completed its assessment of the anticipated adoption impact of this statement.

Use of Estimates—Preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates or assumptions affect reported amounts of assets, liabilities, revenue and expenses as reflected in the financial statements. Actual results could differ from estimates.

2.    GOODWILL

The company adopted SFAS No. 142, at the beginning of its current fiscal year. Goodwill is not amortized and is tested annually for impairment of value. Impairment occurs when the fair value of the asset is less than its carrying amount. If impaired, the asset is written down to its fair value.

Goodwill was $36.3 million at May 25, 2003 and May 26, 2002.

The following is comparative earnings information assuming SFAS No. 142 had been in effect for each period presented:

	2003	2002	2001
Reported net income (loss)	$(21,846)	$28,736	$(30,197)
Add goodwill amortization (net of tax)	—	597	773
Adjusted net income (loss)	$(21,846)	$29,333	$(29,424)

3.    INVENTORIES

Inventories are comprised of the following:

	May 25, 2003	May 26, 2002
Product inventories:
Raw materials	$19,166	$16,492
Finished goods	91,651	105,344
Work in process	40	620
Livestock	88,538	90,046
Supplies	10,244	12,720
	$209,639	$225,222

4.    RELATED PARTY TRANSACTIONS

ConAgra Food’s executive, finance, legal, tax and other corporate departments perform certain administrative and other services for the company. Expenses incurred by ConAgra Foods and allocated to the company are determined based on specific services being provided or are allocated based on ConAgra Food’s investment in the company in proportion to ConAgra Food’s total investment in its subsidiaries. In addition, ConAgra Foods charges the company finance charges on ConAgra Food’s investment in the company and net intercompany advances. Management believes that such expense allocations are reasonable. It is not practical to estimate the expenses that would have been incurred by the company if it had been operated on a stand-alone basis. Corporate allocations include allocated selling, administrative and general expenses of approximately $19.3 million, $19.0 million and $20.6 million for fiscal 2003, 2002 and 2001, respectively, and allocated finance charges of $26.0 million, $22.7 million and $31.8 million in fiscal 2003, 2002 and 2001, respectively.

The company also has transactions in the normal course of business with parties under common ownership. Net sales to related parties were $134.7 million, $139.2 million and $160.0 million in fiscal years 2003, 2002 and 2001, respectively. With respect to gross margins associated with related party net sales, certain products are sold at cost where others are sold at prices resulting in gross margins similar to third-party net sales.

5.    LONG-TERM DEBT AND LOAN AGREEMENTS

	May 25, 2003	May 26, 2002
Variable rate (1.40% at May 25, 2003) Industrial Development Revenue Bonds (collateralized by plant and equipment), due 2012	$9,500	$9,500
Variable rate (1.30% at May 25, 2003) Industrial Development Revenue Bonds (collateralized by plant and equipment), due 2019	4,700	4,700
Other long-term debt	2,835	3,724
Total long-term debt	$17,035	$17,924

The aggregate minimum principal maturities of the long-term debt for each of the five fiscal years following May 25, 2003, are as follows:

2004	$400
2005	48
2006	34
2007	24
2008	384

Net interest paid was $.3 million, $.5 million and $.9 million in fiscal 2003, 2002 and 2001, respectively.

6.    CAPITAL STOCK

The capital stock of the combined entities consists of the following:

		Shares
	Par Value	Authorized	Issued
ConAgra Poultry Company	$1.00	10,000	10,000
ConAgra Poultry Company of Kentucky, Inc.	No par	2,000	1,000
To-Ricos, Inc.—common	$1.00	100,000	66,000
To-Ricos, Inc.—preferred	$10.00	50,000	—
Hester Industries, Inc.	$1.00	15,000	1,000
Lovette Company, Inc.	$1.00	500,000	1,000

7.    PRETAX INCOME AND INCOME TAXES

The provision (benefit) for income taxes includes the following:

	2003	2002	2001
Current:
Federal	$(30,462)	$(1,039)	$(28,590)
State	(1,917)	(90)	(1,397)
	(32,379)	(1,129)	(29,987)
Deferred:
Federal	17,902	17,276	11,488
State	1,534	1,481	985
	19,436	18,757	12,473
	$(12,943)	$17,628	$(17,514)

Income taxes computed by applying statutory rates to income before income taxes are reconciled to the provision for income taxes set forth in the consolidated statements of earnings as follows:

	2003	2002	2001
Computed federal income taxes	$(12,176)	$16,243	$(16,677)
State income taxes, net of federal tax benefit	(905)	1,207	(1,239)
Other	138	178	402
	$(12,943)	$17,628	$(17,514)

Income taxes are paid by the parent company on a consolidated level. The Internal Revenue Service has closed examinations of the company’s tax returns through fiscal 1995. The IRS has proposed certain adjustments for later years, some of which are being contested by the company. The company believes that it has made adequate provisions for income taxes payable.

The tax effect of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:

	2003		2002
	Assets	Liabilities	Assets	Liabilities
Depreciation and amortization	$—	$29,238	$—	$16,795
Inventory	—	24,746	—	20,994
Other noncurrent liabilities	6,780	—	10,118	—
Accrued expenses	1,923	—	3,114	—
Fiscal 1999 and 2000 restructuring/impairment charges	17,999	—	18,292	—
Other	2,161	—	1,755	—
	$28,863	$53,984	$33,279	$37,789

At May 25, 2003, the company’s net deferred tax liability of $25.1 million consists of $13.8 million recorded in other accrued liabilities and $11.2 million recorded in other noncurrent liabilities. At May 26, 2002, the company’s net deferred tax liability of $4.5 million consists of $1.5 million recorded in other assets and $6.0 million recorded in other noncurrent liabilities.

8.    DERIVATIVE FINANCIAL INSTRUMENTS

The company is exposed to market risk such as changes in commodity prices. To manage volatility associated with commodity price exposure, the company may enter into various derivative transactions pursuant to established company policies.

Commodity Price Management—The company is subject to raw material price fluctuations caused by supply conditions, weather, economic conditions and other factors. Generally, the company utilizes commodity futures and options contracts to reduce the volatility of commodity input prices on items such as grains, vegetable oils and energy.

Futures and options contracts qualifying for hedge accounting and used to hedge anticipated transactions are designated as cash flow hedges with gains and losses deferred in accumulated other comprehensive income, to the extent the hedge is effective. These amounts are recognized within cost of goods sold in the period during which the hedged transaction affects earnings. Any hedge gain or loss deemed ineffective, as well as gains or losses on contracts for which the company does not qualify, or elects not to qualify, for hedge accounting, are immediately recognized within sales or cost of goods sold. Amounts deferred within accumulated other comprehensive income are recognized in the combined statement of earnings in the same period during which the hedged transaction affects earnings.

Additional Derivative Information—The fair value of derivative assets is recognized within prepaid expenses and other current assets, while the fair value of derivative liabilities is recognized within other accrued liabilities. As of May 25, 2003 and May 26, 2002, the fair value of derivatives recognized within current assets was $2.3 million and $1.9 million, respectively. There were no derivative liabilities as of May 25, 2003 and May 26, 2002.

For the year ended May 25, 2003 and May 26, 2002, the ineffectiveness associated with derivatives designated as both cash flow and fair value hedges was a gain of $2.3 million and $.5 million, respectively. Hedge ineffectiveness is recognized within cost of goods sold. The company does not exclude any components of the hedging instrument’s gain or loss when assessing effectiveness.

Generally, the company hedges a portion of its anticipated consumption of commodity inputs for periods up to 12 months. The company may enter into longer term hedges on particular commodities if deemed appropriate. As of May 25, 2003, the company had hedged certain portions of its anticipated consumption of commodity inputs through May 2004.

As of May 25, 2003, the net deferred gain recognized in accumulated other comprehensive income was $1.6 million, net of tax, and at May 26, 2002 the net deferred loss recognized in accumulated other comprehensive income was $.3 million, net of tax, which includes the impact of the cumulative effect of change in accounting principle. The entire gain deferred as of May 25, 2003 will be recognized within earnings over the next 12 months. For the year ended May 25, 2003 and May 26, 2002, a net of tax $4.0 million gain and $4.3 million loss, respectively, was recognized from accumulated other comprehensive income into earnings. No cash flow hedges or firm commitments were discontinued during the year ended May 25, 2003.

9.    COMMITMENTS AND CONTINGENCIES

The company leases certain facilities and transportation equipment under agreements that expire at various dates. Management expects that in the normal course of business, leases that expire will be renewed or replaced by other leases. Substantially all leases require payment of property taxes, insurance and maintenance costs in addition to rental payments. Rent expense under all operating leases was $20.2 million, $21.2 million and $19.9 million in fiscal 2003, 2002 and 2001, respectively.

A summary of noncancelable operating lease commitments for fiscal years following May 25, 2003 is as follows:

2004	$2,106
2005	2,095
2006	2,188
2007	966
2008	857
Later years	5,187
$13,399

The company is a party to a number of lawsuits and claims arising out of the operation of its businesses. After taking into account liabilities recorded management believes the ultimate resolution of such matters should not have a material adverse effect on the company’s financial condition, results of operations or liquidity.

10.    EMPLOYEE BENEFIT PLANS

Retirement Pension Plan

The company has a defined benefit retirement plan (“Plan”) for eligible salaried and hourly employees. Benefits are based on years of credited service and average compensation or stated amounts for each year of service. The company funds this plan in accordance with the minimum and maximum limits established by law. Employees of the company also participate in defined benefit and defined contribution plans sponsored by ConAgra Foods.

Components of pension benefit costs and weighted average actuarial assumptions are:

	2003	2002	2001
Pension Benefit Cost
Service cost	$253	$234	$202
Interest cost	224	199	173
Expected return on plan assets	(161)	(186)	(187)
Recognized net actuarial loss	—	—	(5)
Pension benefit cost—company plans	316	247	183
Pension benefit cost—multi-employer plans	6,104	4,547	3,979
Total pension benefit cost	$6,420	$4,794	$4,162
Actuarial Assumptions
Discount rate	7.25%	7.50%	7.50%
Long-term rate of return on plan assets	7.75%	9.25%	9.25%
Long-term rate of compensation increase	5.50%	5.50%	5.50%

The change in projected benefit obligation, change in plan assets and funded status of the plans at February 28, 2003 and 2002:

	2003	2002
Change in Projected Benefit Obligation
Projected benefit obligation at beginning of year	$3,112	$2,667
Service cost	253	234
Interest cost	224	199
Actuarial loss	110	77
Benefits paid	(53)	(65)
Projected benefit obligation at end of year	$3,646	$3,112

	2003	2002
Change in Plan Assets
Fair value of plan assets at beginning of year	$2,025	$1,959
Actual return on plan assets	(176)	(7)
Employer contributions	371	166
Investment and administrative expenses	(36)	(28)
Benefits paid	(53)	(65)
Fair value of plan assets at end of year	2,131	2,025
Funded Status	(1,515)	(1,087)
Unrecognized actuarial loss	735	252
Accrued benefit cost	$(780)	$(835)
Amounts Recognized in Combined Balance Sheets
Accrued benefit cost	$(780)	$(835)
Actuarial Assumptions
Discount rate	6.50%	7.25%
Long-term rate of compensation increase	4.50%	5.50%

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets at February 28, 2003 and 2002, respectively, were:

	2003	2002
Projected benefit obligation	$3,646	$3,112
Accumulated benefit obligation	2,680	2,113
Fair value of plan assets	2,131	2,025

Plan assets are primarily invested in equity securities, corporate and government debt securities and common trust funds. Certain employees of the company are covered under defined contribution plans. The expense related to these plans was $4.5 million, $4.0 million and $3.5 million in fiscal 2003, 2002 and 2001, respectively.

11.    STOCK PLANS

Certain of the company’s employees participate in ConAgra Foods’ stock option plans. These stock option plans approved by the ConAgra Foods’ stockholders provide for granting of options to employees for purchase of common stock at prices equal to fair market value at the time of grant. Options become exercisable under various vesting schedules and generally expire ten years after the date of grant.

The changes in the outstanding stock options during the three years ended May 25, 2003, are summarized below:

	2003		2002		2001
	Options (000’s)	Weighted Average Exercise Price	Options (000’s)	Weighted Average Exercise Price	Options (000’s)	Weighted Average Exercise Price
Beginning of year	1,058.6	$22.88	907.6	$22.88	813.8	$23.19
Granted	175.0	$25.90	249.5	$22.00	219.0	$19.90
Exercised	(92.3)	$16.65	(41.2)	$15.42	(47.4)	$13.68
Canceled	(75.1)	$24.56	(57.3)	$24.43	(77.8)	$23.16
End of year	1,066.2	$23.80	1,058.6	$22.88	907.6	$22.88
Exercisable at end of year	672.3	$24.08	656.3	$23.44	558.4	$22.81

The following summarizes information about stock options outstanding as of May 25, 2003:

	Options Outstanding			Options Exercisable
Range of Exercise Price	Options (000’s)	Weighted Average Remaining Life	Weighted Average Exercise Price	Options (000’s)	Weighted Average Exercise Price
$12.69–$19.81	211.8	6.2	$18.88	144.2	$18.46
$19.82–$22.00	290.9	7.1	$21.54	155.3	$21.18
$22.01–$24.19	201.5	5.5	$23.69	172.8	$23.72
$24.20–$28.31	271.5	7.7	$26.87	109.5	$28.31
$28.32–$33.91	90.5	4.5	$33.55	90.5	$33.55
$12.69–$33.91	1,066.2	6.6	$23.80	672.3	$24.08

12.    SUBSEQUENT EVENT

On June 9, 2003, ConAgra Foods announced an agreement to sell the company to Pilgrim’s Pride Corporation. In connection with the expected sale, ConAgra Foods classified the company’s long-lived assets as held for sale and recognized an impairment charge of $69.4 million (net of an income tax benefit of $42.6 million) in its financial statements to reduce the carrying amount of goodwill to zero and reflect a reduction in the carrying values of long-lived assets of the company to their fair market value, less cost to sell. The company has not recognized this impairment charge as the company considers its long-lived assets to be fully recoverable on a held for use basis.